Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-2

Issuing Entity

$653,135,000 (Approximate)

Preliminary Term Sheet

January 22, 2013

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

RBS Securities Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-884-2071.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Offered Certificates: $653,135,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/S&P)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A	619,163,000	AAAsf/AAA(sf)/ AAA(sf)	[_____] (2)	4.89	2/13 – 4/35	7.05%	$100,000	Senior
A-IO1(3)	619,163,000	AAAsf/AAA(sf)/ AAA(sf)	[_____] (4)	N/A	N/A	N/A	100%	Notional/Senior
A-IO2(5)	619,163,000	AAAsf/AAA(sf)/ AAA(sf)	[_____] (6)	N/A	N/A	N/A	100%	Notional/Senior
B-1	14,654,000	AAsf/NR/NR	3.68337 (7)	9.16	2/13 – 12/28	4.85%	$100,000	Subordinate
B-2	12,657,000	Asf/NR/NR	3.68337 (7)	9.16	2/13 – 12/28	2.95%	$100,000	Subordinate
B-3	6,661,000	BBBsf/NR/NR	3.68337 (7)	9.16	2/13 – 12/28	1.95%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/S&P)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	5,662,000	BBsf/NR/NR	3.68337 (7)					Subordinate
B-5	7,328,404	NR/NR/NR	3.68337 (7)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in February 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class A Certificates will be an annual rate equal to the lesser of (i) [____]% and (ii) the Net WAC for such distribution date.
(3)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A Certificates immediately prior to such distribution date.
(4)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of 2.50% over the interest rate on the Class A Certificates.
(5)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A Certificates immediately prior to such distribution date.
(6)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over 2.50%.
(7)	Net WAC. Net WAC is an annual rate, expressed as a percentage, equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the trustee fee, the master servicing fee and amounts required to be paid by the master servicer from the master servicing fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2013-2
Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-2
Sponsor	RWT Holdings, Inc.
Seller	Redwood Residential Acquisition Corporation
Depositor	Sequoia Residential Funding, Inc.
Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB
Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.
Servicing Administrators	With respect to the mortgage loans serviced by Cenlar FSB, either Redwood Residential Acquisition Corporation or the financial institution that originated the related mortgage loans.
Master Servicer	Wells Fargo Bank, N.A.
Servicers	First Republic Bank, approximately 51.39%; Cenlar FSB, approximately 48.16%; PHH Mortgage Corporation, approximately 0.45%.
Originators	First Republic Bank, approximately 51.39%; United Shore Financial Services, LLC, approximately 6.14%; and PrimeLending, a PlainsCapital Company, approximately 5.30%. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.
Custodian	Wells Fargo Bank, N.A.
Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.
Ratings

In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Ratings Group (“S&P”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA, Moody’s and S&P setting forth the terms on which each of Fitch, KBRA, Moody’s and S&P would provide such ratings.

Fitch, KBRA and S&P will rate one or more classes of the Offered Certificates.  It is expected that the Class A, Class A-IO1 and Class A-IO2 Certificates will be assigned the credit ratings from Fitch, KBRA and S&P on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

With respect to Moody’s, the sponsor subsequently terminated its engagement letter because the Sponsor disagreed with the preliminary assessment by Moody’s of the risks attributable to the mortgage loans. The preliminary assessment by Moody’s of the risks attributable to the mortgage loans contributed to a preliminary determination by Moody’s that the loss coverage level needed to support the Aaa-rated Offered Certificates would be approximately 7.50%. Prior to terminating the engagement of Moody’s, the Sponsor did not receive preliminary credit enhancement levels with respect to the Offered Certificates.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Cut-off Date	The close of business on January 1, 2013.
Expected Closing Date	On or about January 30, 2013.
Expected Investor Settlement Date	On or about January 30, 2013.
Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in February 2013.
Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.
Residual Certificates	The Class R Certificates and Class LT-R Certificates.
Senior Certificates	The Class A, Class A-IO1 and Class A-IO2 Certificates.
Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.
Offered Certificates	The Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates will be offered.
Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.
The Mortgage Loans

777 fixed rate mortgage loans. 759 mortgage loans, representing approximately 97.97% of the mortgage pool, have an original term to maturity of 30 years. 1 mortgage loan, representing approximately 0.11% of the mortgage pool, has an original term to maturity of 25 years. 4 mortgage loans, representing approximately 0.36% of the mortgage pool, have an original term to maturity of 20 years. 13 mortgage loans, representing approximately 1.56% of the mortgage pool, have an original term to maturity of 15 years. 40 mortgage loans (representing approximately 8.30% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 0.11%, 1.62%, 0.13% and 41.10% of the mortgage loans require prepayment charges if, during the first two and half, three, four or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers (the “Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the applicable Servicing Administrator. The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) calculated as 0.01315% annually on the principal balance of the mortgage loans and the Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as 0.00085% annually on the principal balance of the mortgage loans. The servicing, master servicing, servicing administrator and trustee fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.
Net Mortgage Rate	With respect to any mortgage loan and any Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date reduced by the Master Servicing Fee, the Trustee Fee and the Servicing Fee.
Net WAC	With respect to any mortgage loan and Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.
Structure	Senior/subordinate, shifting interest.
Credit Enhancement

Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/S&P	Bond Size	Initial Subordination
Class A	AAAsf/AAA(sf)/AAA(sf)	92.95%	7.05%
Class B-1	AAsf/NR/NR	2.20%	4.85%
Class B-2	Asf/NR/NR	1.90%	2.95%
Class B-3	BBBsf/NR/NR	1.00%	1.95%

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrators. The Servicers (other than Cenlar FSB) and the Servicing Administrators will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrators will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and each Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of a Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and such Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or a Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.
Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrators may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.
Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.
Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date, which will be applied for each class of Subordinate Certificates in reverse order of their priority and, after the Credit Support Depletion Date, to the Senior Certificates.
Senior Percentage (Senior %)	For any Distribution Date and the Class A Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class A Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.95%.
Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
February 2013-January 2018	100%
February 2018-January 2019	the Senior % plus 70% of the Subordinate %
February 2019-January 2020	the Senior % plus 60% of the Subordinate %
February 2020-January 2021	the Senior % plus 40% of the Subordinate %
February 2021-January 2022	the Senior % plus 20% of the Subordinate %
February 2022 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in February 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.05%.
Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.
Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments or writedowns on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
February 2018 – January 2019	20%
February 2019 - January 2020	25%
February 2020 - January 2021	30%
February 2021 - January 2022	35%
February 2022 and thereafter	40%

Realized Loss	An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A, Class A-IO1 and Class A-IO2 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A Certificates, the Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.
Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.
Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.
Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), a Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.
Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the February 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the February 2013 Distribution Date, the period commencing on January 1, 2013 through February 14, 2013. For each mortgage loan serviced by First Republic Bank and each Distribution Date, the calendar month preceding the month in which the related distribution date occurs. For any mortgage loan serviced by PHH Mortgage Corporation and any distribution date, the period commencing on the 2nd day of the month preceding the month in which the related Distribution Date occurs through the 1st day of the month in which the related Distribution Date occurs.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)   with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A Certificates of the Senior Principal Distribution Amount would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the Class Principal Amount of the Class A Certificates to zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the related Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or a Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrators, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.05%
B-2	4.85%
B-3	2.95%
B-4	1.95%
B-5	1.10%

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A Certificates. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-2 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.
Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Registration	The Offered Certificates will be issuable in book-entry form through DTC.
Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1 and Class A-IO2 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.
ERISA Considerations

The Class A and Class A-IO1 Certificates will be placed by an underwriter.  Each beneficial owner of Class A and Class A-IO1 Certificates or any interest therein (and each beneficial owner of Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A, Class A-IO1, Class A-IO2 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A, Class A-IO1, Class A-IO2 and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.
Stated Final Maturity Date	The Distribution Date in February 2043. The actual final Distribution Date could be substantially earlier.
Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.
Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged four third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 99% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Appraisal Review

The third party review firms reviewed approximately 99% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.
Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.
Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Stated Principal Balances as of the Cut-off date.

		Minimum	Maximum
Stated Principal Balance:	$666,125,405	$55,386	$3,600,000
Number of Mortgage Loans:	777
30 Year Fixed Rate Percentage:	97.97%
25 Year Fixed Rate Percentage:	0.11%
20 Year Fixed Rate Percentage:	0.36%
15 Year Fixed Rate Percentage:	1.56%
Average Stated Principal Balance:	$857,304
Weighted Average Mortgage Rate:	3.947%	3.000%	4.800%
Weighted Average Seasoning:	4 Months	0 Months	45 Months
Weighted Average Original LTV Ratio:	63.06%	3.60%	83.33%
Weighted Average Original Combined LTV Ratio:	65.32%	9.37%	95.00%
Weighted Average Original Credit Score:	776	675	825
Weighted Average Original Debt-to-Income Ratio:	28.84%	4.22%	67.91%
Original Interest Only (10 Years) Loans Percentage:	8.30%
Weighted Average Original Term to Maturity:	357 Months	180 Months	360 Months
Weighted Average Remaining Term to Maturity:	353 Months	175 Months	360 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	16.25%

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Fixed 15 Year	13	10,359,426.21	1.56	796,878.94	3.447	771	62.09	62.09
Fixed 20 Year	4	2,421,767.47	0.36	605,441.87	3.770	783	63.94	63.94
Fixed 25 Year	1	708,303.01	0.11	708,303.01	4.250	790	36.06	36.06
Fixed 30 Year	759	652,635,908.00	97.97	859,862.86	3.956	776	63.10	65.41
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
50,000.01 - 100,000.00	2	114,678.95	0.02	57,339.48	4.419	788	22.32	25.82
100,000.01 - 150,000.00	6	767,683.21	0.12	127,947.20	3.814	802	44.08	51.96
150,000.01 - 200,000.00	12	2,055,324.82	0.31	171,277.07	4.059	769	61.64	63.19
200,000.01 - 250,000.00	5	1,132,603.30	0.17	226,520.66	3.838	798	67.27	67.27
250,000.01 - 300,000.00	9	2,440,889.02	0.37	271,209.89	4.074	788	45.92	46.63
300,000.01 - 350,000.00	7	2,317,447.93	0.35	331,063.99	3.903	776	56.90	64.44
350,000.01 - 400,000.00	4	1,508,934.08	0.23	377,233.52	3.804	762	66.83	66.83
400,000.01 - 500,000.00	43	19,405,240.63	2.91	451,284.67	4.019	771	58.34	63.00
500,000.01 - 600,000.00	102	56,619,764.95	8.50	555,095.73	3.949	775	66.55	68.79
600,000.01 - 700,000.00	118	76,727,833.78	11.52	650,235.88	3.923	776	66.64	68.07
700,000.01 - 800,000.00	111	82,825,158.29	12.43	746,172.60	3.981	778	61.76	64.19
800,000.01 - 900,000.00	89	75,917,916.39	11.40	853,010.30	3.953	775	61.50	63.78
900,000.01 - 1,000,000.00	105	100,787,712.03	15.13	959,882.97	3.959	779	62.30	64.91
1,000,000.01 - 1,100,000.00	39	41,611,990.86	6.25	1,066,974.12	3.974	778	66.97	68.81
1,100,000.01 - 1,200,000.00	28	32,671,420.62	4.90	1,166,836.45	3.873	780	65.51	67.64
1,200,000.01 - 1,300,000.00	14	17,507,474.13	2.63	1,250,533.87	3.890	790	60.13	61.30
1,300,000.01 - 1,400,000.00	12	16,053,058.92	2.41	1,337,754.91	3.962	766	61.12	64.21
1,400,000.01 - 1,500,000.00	21	30,912,104.03	4.64	1,472,004.95	3.914	778	57.46	60.33
1,500,000.01 - 1,600,000.00	5	7,664,111.09	1.15	1,532,822.22	3.848	787	72.12	76.06
1,600,000.01 - 1,700,000.00	8	13,206,421.34	1.98	1,650,802.67	3.891	752	65.97	66.50
1,700,000.01 - 1,800,000.00	4	7,176,792.75	1.08	1,794,198.19	3.989	782	68.66	74.38
1,800,000.01 - 1,900,000.00	3	5,573,313.86	0.84	1,857,771.29	3.967	743	59.20	59.20
1,900,000.01 - 2,000,000.00	16	31,761,365.83	4.77	1,985,085.36	3.874	782	58.57	60.62
2,000,000.01 - 2,500,000.00	6	13,974,351.57	2.10	2,329,058.60	4.010	775	63.79	64.26
2,500,000.01 - 3,000,000.00	3	8,576,945.78	1.29	2,858,981.93	4.093	730	65.49	65.49
3,000,000.01 - 3,500,000.00	4	13,214,866.53	1.98	3,303,716.63	4.034	761	58.96	63.09
3,500,000.01 - 4,000,000.00	1	3,600,000.00	0.54	3,600,000.00	3.750	753	75.00	75.00
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Range of Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
50,000.01 - 100,000.00	2	114,678.95	0.02	57,339.48	4.419	788	22.32	25.82
100,000.01 - 150,000.00	6	767,683.21	0.12	127,947.20	3.814	802	44.08	51.96
150,000.01 - 200,000.00	12	2,055,324.82	0.31	171,277.07	4.059	769	61.64	63.19
200,000.01 - 250,000.00	6	1,379,183.00	0.21	229,863.83	3.867	801	64.04	64.04
250,000.01 - 300,000.00	8	2,194,309.32	0.33	274,288.67	4.082	785	45.55	46.34
300,000.01 - 350,000.00	8	2,667,447.21	0.40	333,430.90	3.863	782	54.61	61.16
350,000.01 - 400,000.00	3	1,158,934.80	0.17	386,311.60	3.866	743	75.10	75.10
400,000.01 - 500,000.00	43	19,405,240.63	2.91	451,284.67	4.019	771	58.34	63.00
500,000.01 - 600,000.00	104	57,815,812.55	8.68	555,921.27	3.951	775	66.59	68.89
600,000.01 - 700,000.00	119	77,601,752.74	11.65	652,115.57	3.926	776	66.37	67.88
700,000.01 - 800,000.00	109	81,494,670.93	12.23	747,657.53	3.976	778	61.82	64.12
800,000.01 - 900,000.00	93	79,530,943.03	11.94	855,171.43	3.962	775	61.24	63.77
900,000.01 - 1,000,000.00	100	96,435,206.19	14.48	964,352.06	3.953	779	62.59	65.03
1,000,000.01 - 1,100,000.00	40	42,711,667.59	6.41	1,067,791.69	3.970	776	67.30	69.10
1,100,000.01 - 1,200,000.00	28	32,703,970.74	4.91	1,167,998.96	3.880	782	65.06	67.19
1,200,000.01 - 1,300,000.00	15	18,792,807.75	2.82	1,252,853.85	3.898	788	59.95	61.88
1,300,000.01 - 1,400,000.00	10	13,635,498.45	2.05	1,363,549.85	3.955	763	61.00	63.49
1,400,000.01 - 1,500,000.00	21	30,912,104.03	4.64	1,472,004.95	3.914	778	57.46	60.33
1,500,000.01 - 1,600,000.00	5	7,664,111.09	1.15	1,532,822.22	3.848	787	72.12	76.06
1,600,000.01 - 1,700,000.00	8	13,206,421.34	1.98	1,650,802.67	3.891	752	65.97	66.50
1,700,000.01 - 1,800,000.00	4	7,176,792.75	1.08	1,794,198.19	3.989	782	68.66	74.38
1,800,000.01 - 1,900,000.00	3	5,573,313.86	0.84	1,857,771.29	3.967	743	59.20	59.20
1,900,000.01 - 2,000,000.00	16	31,761,365.83	4.77	1,985,085.36	3.874	782	58.57	60.62
2,000,000.01 - 2,500,000.00	6	13,974,351.57	2.10	2,329,058.60	4.010	775	63.79	64.26
2,500,000.01 - 3,000,000.00	3	8,576,945.78	1.29	2,858,981.93	4.093	730	65.49	65.49
3,000,000.01 - 3,500,000.00	4	13,214,866.53	1.98	3,303,716.63	4.034	761	58.96	63.09
3,500,000.01 - 4,000,000.00	1	3,600,000.00	0.54	3,600,000.00	3.750	753	75.00	75.00
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
2.751 - 3.000	2	606,985.44	0.09	303,492.72	3.000	796	63.78	63.78
3.001 - 3.250	7	6,979,303.24	1.05	997,043.32	3.232	767	62.75	62.75
3.251 - 3.500	26	19,738,129.52	2.96	759,158.83	3.440	774	63.78	66.46
3.501 - 3.750	158	142,419,760.78	21.38	901,390.89	3.702	778	64.05	65.41
3.751 - 4.000	341	287,167,614.78	43.11	842,133.77	3.925	776	63.83	66.44
4.001 - 4.250	185	159,612,209.80	23.96	862,768.70	4.151	774	61.97	64.81
4.251 - 4.500	40	37,076,298.57	5.57	926,907.46	4.367	773	62.95	63.22
4.501 - 4.750	17	12,061,131.87	1.81	709,478.35	4.666	769	46.80	50.36
4.751 - 5.000	1	463,970.69	0.07	463,970.69	4.800	746	67.95	67.95
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Seasoning (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0	21	18,461,560.00	2.77	879,121.90	3.878	767	64.93	65.97
1 to 2	369	295,824,055.19	44.41	801,691.21	3.883	774	65.41	66.66
3 to 4	154	156,020,131.85	23.42	1,013,117.74	3.927	782	63.50	66.09
5 to 6	102	101,618,887.40	15.26	996,263.60	4.022	773	60.88	64.71
7 to 8	45	36,647,598.44	5.50	814,391.08	3.952	773	60.64	64.17
9 to 10	25	14,825,286.79	2.23	593,011.47	4.122	775	62.90	65.42
11 to 12	17	10,759,109.61	1.62	632,888.80	4.243	753	59.60	63.57
13 to 14	17	9,714,996.60	1.46	571,470.39	4.058	791	58.54	63.01
15 to 16	1	703,932.98	0.11	703,932.98	3.950	788	55.38	55.38
17 to 18	8	7,152,284.47	1.07	894,035.56	4.374	793	48.49	48.49
19 to 20	2	1,221,097.76	0.18	610,548.88	4.526	774	44.70	49.65
21 to 22	6	2,742,752.41	0.41	457,125.40	4.455	737	47.69	60.98
23 to 24	2	973,844.11	0.15	486,922.06	4.037	801	22.66	38.85
25 to 26	6	8,029,451.42	1.21	1,338,241.90	4.410	778	40.76	42.07
37 to 38	1	895,704.40	0.13	895,704.40	3.990	777	49.63	49.63
45 to 46	1	534,711.26	0.08	534,711.26	3.990	780	64.18	64.18
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01- 10.00	2	435,179.01	0.07	217,589.51	3.945	815	5.57	9.56
10.01- 15.00	3	940,592.28	0.14	313,530.76	3.748	784	11.23	29.15
15.01- 20.00	6	4,381,547.16	0.66	730,257.86	4.094	796	18.25	23.33
20.01- 25.00	9	4,949,837.94	0.74	549,981.99	3.972	786	23.46	27.42
25.01- 30.00	14	13,357,428.33	2.01	954,102.02	4.084	774	28.36	37.77
30.01- 35.00	19	13,866,734.55	2.08	729,828.13	3.973	784	31.91	45.03
35.01- 40.00	20	15,766,132.68	2.37	788,306.63	3.978	778	37.43	43.72
40.01- 45.00	38	36,700,579.79	5.51	965,804.73	4.024	775	42.77	47.63
45.01- 50.00	36	34,121,386.23	5.12	947,816.28	3.940	772	48.18	53.79
50.01- 55.00	57	48,264,745.35	7.25	846,749.92	3.948	779	52.42	56.49
55.01- 60.00	92	84,034,519.54	12.62	913,418.69	3.935	771	57.96	60.66
60.01- 65.00	71	63,991,198.48	9.61	901,284.49	3.950	778	62.88	64.91
65.01- 70.00	103	92,255,189.76	13.85	895,681.45	3.947	776	68.46	69.32
70.01- 75.00	133	115,622,782.23	17.36	869,344.23	3.902	775	73.62	73.85
75.01- 80.00	173	136,442,044.29	20.48	788,682.34	3.951	775	79.42	79.49
80.01- 90.00	1	995,507.07	0.15	995,507.07	3.800	809	83.33	83.33
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Range of Original Combined LTV (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01- 10.00	2	435,179.01	0.07	217,589.51	3.945	815	5.57	9.56
10.01- 15.00	1	409,031.07	0.06	409,031.07	4.000	748	11.12	11.12
15.01- 20.00	4	3,087,137.69	0.46	771,784.42	4.162	798	18.65	18.65
20.01- 25.00	5	2,848,136.33	0.43	569,627.27	4.079	801	22.65	22.65
25.01- 30.00	7	4,951,713.37	0.74	707,387.62	3.918	770	27.32	28.14
30.01- 35.00	12	10,516,276.57	1.58	876,356.38	4.176	787	29.96	32.26
35.01- 40.00	19	14,586,971.47	2.19	767,735.34	3.911	781	35.06	37.57
40.01- 45.00	30	29,340,380.67	4.40	978,012.69	4.014	773	40.75	42.95
45.01- 50.00	29	25,133,438.04	3.77	866,670.28	3.981	779	46.54	48.09
50.01- 55.00	51	42,479,194.96	6.38	832,925.39	3.923	774	49.63	52.21
55.01- 60.00	85	77,964,132.63	11.70	917,225.09	3.916	773	56.25	58.06
60.01- 65.00	76	68,818,588.31	10.33	905,507.74	3.979	774	59.33	63.08
65.01- 70.00	103	93,091,983.65	13.98	903,805.67	3.953	776	67.15	68.55
70.01- 75.00	160	139,494,219.26	20.94	871,838.87	3.914	776	70.56	73.57
75.01- 80.00	190	151,003,601.64	22.67	794,755.80	3.946	775	77.73	79.35
80.01- 90.00	2	1,407,026.94	0.21	703,513.47	3.858	798	68.62	85.08
90.01-100.00	1	558,393.08	0.08	558,393.08	4.250	760	80.00	95.00
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
661-680	1	2,951,603.20	0.44	2,951,603.20	4.500	675	59.17	59.17
681-690	1	574,152.91	0.09	574,152.91	3.875	684	52.75	52.75
691-700	3	5,655,947.61	0.85	1,885,315.87	4.015	698	54.76	64.41
701-710	9	4,105,913.50	0.62	456,212.61	4.127	705	58.89	62.06
711-720	13	12,958,207.18	1.95	996,785.17	3.953	714	63.70	63.85
721-730	35	29,049,242.80	4.36	829,978.37	3.989	726	66.01	68.88
731-740	30	27,128,230.74	4.07	904,274.36	3.903	735	62.37	64.03
741-750	32	27,900,081.40	4.19	871,877.54	3.940	746	66.14	66.96
751-760	57	46,247,827.54	6.94	811,365.40	3.892	755	63.48	65.19
761-770	80	73,923,998.91	11.10	924,049.99	3.955	766	65.85	68.03
771-780	109	94,336,282.13	14.16	865,470.48	3.976	776	64.44	66.87
781-790	137	114,872,600.95	17.24	838,486.14	3.933	786	62.88	65.10
791-800	152	133,729,714.05	20.08	879,800.75	3.943	796	61.53	63.72
801-810	82	68,112,974.17	10.23	830,646.03	3.908	805	61.33	63.99
811-820	33	22,427,524.51	3.37	679,621.95	4.031	814	58.77	62.57
821-840	3	2,151,103.09	0.32	717,034.36	3.853	823	64.59	64.59
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Two Years Income with Assets	776	665,865,275.18	99.96	858,073.81	3.947	776	63.05	65.31
One Year Income with Assets	1	260,129.51	0.04	260,129.51	4.650	817	80.00	80.00
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
1,000.01 - 6,000.00	11	5,224,376.78	0.78	474,943.34	3.882	787	52.59	54.72
6,000.01 - 10,000.00	22	8,260,885.42	1.24	375,494.79	3.996	780	62.37	62.76
10,000.01 - 20,000.00	242	159,115,487.02	23.89	657,502.01	3.960	776	65.69	66.92
20,000.01 - 30,000.00	215	177,449,682.12	26.64	825,347.36	3.962	778	65.04	66.38
30,000.01 - 40,000.00	118	108,787,735.53	16.33	921,929.96	3.927	775	60.98	63.81
40,000.01 - 50,000.00	60	65,080,977.19	9.77	1,084,682.95	3.938	784	60.36	63.89
50,000.01 - 60,000.00	35	43,422,855.30	6.52	1,240,653.01	3.891	772	61.88	65.91
60,000.01 - 70,000.00	18	16,986,117.95	2.55	943,673.22	3.830	775	66.32	69.41
70,000.01 - 80,000.00	14	15,292,245.15	2.30	1,092,303.23	4.018	783	58.98	62.51
80,000.01 - 90,000.00	7	8,240,048.05	1.24	1,177,149.72	3.917	774	57.44	63.69
90,000.01 - 100,000.00	7	9,789,078.14	1.47	1,398,439.73	3.928	763	69.96	71.16
100,000.01 - 200,000.00	23	36,081,089.36	5.42	1,568,743.02	3.951	761	57.92	62.55
200,000.01 - 300,000.00	5	12,394,826.68	1.86	2,478,965.34	4.100	755	56.22	56.74
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01 -5.00	2	1,072,685.56	0.16	536,342.78	4.134	784	52.02	52.02
5.01 -10.00	20	16,529,720.57	2.48	826,486.03	3.893	772	58.41	62.53
10.01 -15.00	55	51,682,628.06	7.76	939,684.15	3.870	771	62.14	64.21
15.01 -20.00	96	87,597,283.11	13.15	912,471.70	3.920	775	64.81	67.21
20.01 -25.00	99	90,616,986.14	13.60	915,323.09	3.962	779	62.11	64.26
25.01 -30.00	127	108,441,609.69	16.28	853,870.94	3.960	777	63.65	65.71
30.01 -35.00	125	102,125,650.35	15.33	817,005.20	3.971	775	64.46	67.40
35.01 -40.00	122	98,792,855.18	14.83	809,777.50	3.955	777	62.80	64.95
40.01 -45.00	99	82,660,247.43	12.41	834,951.99	3.944	772	62.34	64.09
45.01 -50.00	24	20,048,841.53	3.01	835,368.40	4.055	785	59.54	60.28
50.01 -55.00	4	4,196,745.26	0.63	1,049,186.32	3.835	782	68.26	74.85
55.01 -60.00	3	2,063,743.38	0.31	687,914.46	3.872	778	63.43	63.43
65.01 -70.00	1	296,408.43	0.04	296,408.43	3.850	782	51.72	51.72
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
14,442.00 - 50,000.00	37	21,037,688.64	3.16	568,586.18	3.929	769	65.91	67.18
50,000.01 - 100,000.00	81	58,526,680.16	8.79	722,551.61	3.956	777	67.50	69.16
100,000.01 - 150,000.00	92	63,677,832.94	9.56	692,150.36	3.985	775	69.37	70.07
150,000.01 - 200,000.00	67	50,928,985.14	7.65	760,134.11	3.926	774	64.61	66.46
200,000.01 - 250,000.00	40	28,840,292.52	4.33	721,007.31	3.931	778	66.45	67.68
250,000.01 - 300,000.00	46	35,402,073.89	5.31	769,610.30	3.962	777	67.92	70.45
300,000.01 - 350,000.00	37	29,689,917.77	4.46	802,430.21	3.951	772	64.53	67.10
350,000.01 - 400,000.00	32	27,825,295.80	4.18	869,540.49	3.959	767	64.52	65.35
400,000.01 - 450,000.00	24	23,814,933.56	3.58	992,288.90	3.933	766	67.68	69.09
450,000.01 - 500,000.00	19	15,563,132.21	2.34	819,112.22	3.945	777	66.87	69.88
500,000.01 - 550,000.00	15	12,572,503.26	1.89	838,166.88	3.972	779	67.26	67.43
550,000.01 - 600,000.00	13	10,816,648.10	1.62	832,049.85	3.959	783	62.84	64.47
600,000.01 - 650,000.00	17	17,804,435.22	2.67	1,047,319.72	3.894	776	65.12	66.96
650,000.01 - 700,000.00	17	14,150,062.98	2.12	832,356.65	3.860	779	61.11	63.34
700,000.01 - 750,000.00	18	19,146,395.12	2.87	1,063,688.62	3.920	787	68.77	71.77
750,000.01 - 800,000.00	11	9,454,364.67	1.42	859,487.70	3.961	778	68.73	69.50
800,000.01 - 850,000.00	3	2,682,222.99	0.40	894,074.33	3.986	766	54.63	63.52
850,000.01 - 900,000.00	6	5,066,743.92	0.76	844,457.32	3.596	794	56.54	63.21
900,000.01 - 950,000.00	15	12,362,556.53	1.86	824,170.44	3.962	787	60.25	64.17
950,000.01 - 1,000,000.00	8	6,195,470.09	0.93	774,433.76	3.999	773	54.93	63.00
1,000,000.01 - 3,000,000.00	123	141,145,315.40	21.19	1,147,522.89	3.940	776	56.35	60.21
3,000,000.01 - 5,000,000.00	26	26,111,707.25	3.92	1,004,296.43	3.952	774	60.74	61.59
5,000,000.01 - 7,000,000.00	16	19,901,396.46	2.99	1,243,837.28	4.089	774	52.18	54.92
7,000,000.01 - 9,000,000.00	5	7,000,830.31	1.05	1,400,166.06	3.813	775	57.44	57.44
9,000,000.01 - 11,000,000.00	3	671,320.13	0.10	223,773.38	3.984	796	26.19	26.19
11,000,000.01 - 13,000,000.00	1	672,265.05	0.10	672,265.05	4.150	772	39.08	53.37
13,000,000.01 - 15,000,000.00	1	1,880,813.86	0.28	1,880,813.86	4.050	717	38.00	38.00
15,000,000.01 - 17,000,000.00	1	196,308.60	0.03	196,308.60	4.200	803	68.49	68.49
21,000,000.01 - 23,000,000.00	1	1,493,833.72	0.22	1,493,833.72	4.300	797	52.44	52.44
23,000,000.01 - 25,000,000.00	2	1,493,378.40	0.22	746,689.20	3.900	797	37.36	37.36
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Self Employed Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Not Self-Employed	563	467,786,587.11	70.23	830,882.04	3.940	775	63.55	65.86
Self-Employed	214	198,338,817.58	29.77	926,816.90	3.964	776	61.91	64.05
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	737	610,869,042.18	91.70	828,858.94	3.948	775	63.10	65.21
120	40	55,256,362.51	8.30	1,381,409.06	3.940	776	62.62	66.56
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Owner Occupied	703	615,850,379.60	92.45	876,031.83	3.934	776	63.39	65.79
Second Home	44	34,846,315.26	5.23	791,961.71	4.052	773	59.95	60.65
Investment Property	30	15,428,709.83	2.32	514,290.33	4.230	782	56.94	56.94
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Rate Term Refinance	389	317,668,838.88	47.69	816,629.41	3.981	777	61.26	63.90
Purchase	293	265,868,768.95	39.91	907,401.94	3.897	775	68.38	70.25
Cash-Out Refinance	95	82,587,796.86	12.40	869,345.23	3.983	772	52.87	54.90
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Single Family Detached	507	463,602,794.02	69.60	914,403.93	3.933	775	62.71	65.05
Planned Unit Development	138	107,538,648.19	16.14	779,265.57	3.965	775	65.70	67.24
Condominium	84	55,128,533.66	8.28	656,292.07	4.033	780	65.76	68.09
Two-Four Family	30	24,146,076.94	3.62	804,869.23	3.988	783	54.87	58.48
Cooperative Unit	17	13,759,351.88	2.07	809,373.64	3.899	768	58.74	61.28
Townhouse	1	1,950,000.00	0.29	1,950,000.00	3.750	768	57.01	57.01
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
California	341	325,355,491.17	48.84	954,121.67	3.952	781	60.26	63.59
Massachusetts	145	110,839,643.38	16.64	764,411.33	3.950	772	64.22	65.94
Texas	53	37,738,079.18	5.67	712,039.23	3.900	767	71.17	71.40
New York	33	36,079,538.75	5.42	1,093,319.36	4.050	755	57.66	58.76
Washington	23	16,078,160.42	2.41	699,050.45	3.864	774	70.87	70.87
Colorado	21	15,273,068.43	2.29	727,288.97	3.893	776	67.40	69.43
Connecticut	14	15,219,378.33	2.28	1,087,098.45	3.871	785	59.96	61.40
Illinois	17	12,442,343.16	1.87	731,902.54	3.903	762	70.35	71.87
Virginia	13	11,249,869.35	1.69	865,374.57	3.897	770	66.90	67.20
Florida	12	8,934,554.01	1.34	744,546.17	4.146	775	62.80	64.93
Maryland	9	7,087,401.12	1.06	787,489.01	4.005	750	71.46	76.30
North Carolina	8	6,370,355.86	0.96	796,294.48	3.974	765	69.14	69.96
Arizona	9	6,368,308.98	0.96	707,589.89	3.796	776	64.69	64.69
New Jersey	8	6,283,118.17	0.94	785,389.77	3.833	776	66.38	68.23
South Carolina	9	6,209,534.60	0.93	689,948.29	4.033	763	65.37	65.37
Georgia	5	4,528,727.15	0.68	905,745.43	3.741	780	57.39	57.39
Oregon	7	4,213,863.84	0.63	601,980.55	4.129	782	71.96	75.22
Tennessee	4	3,536,596.51	0.53	884,149.13	4.100	760	76.20	76.20
Utah	4	2,860,863.33	0.43	715,215.83	4.064	782	72.77	76.40
Louisiana	4	2,712,526.57	0.41	678,131.64	3.849	766	68.79	71.58
Delaware	4	2,703,507.35	0.41	675,876.84	3.907	776	68.13	68.13
Missouri	3	2,487,702.59	0.37	829,234.20	4.086	781	63.86	63.86
Alaska	2	1,868,811.53	0.28	934,405.77	3.602	769	60.13	60.13
Michigan	3	1,822,602.29	0.27	607,534.10	3.899	778	68.58	68.58
Pennsylvania	3	1,766,941.86	0.27	588,980.62	3.832	794	74.61	74.61
Montana	2	1,554,049.48	0.23	777,024.74	4.018	796	57.26	57.26
Kansas	2	1,507,160.98	0.23	753,580.49	3.784	795	69.90	69.90
Maine	2	1,456,633.12	0.22	728,316.56	3.606	785	75.00	75.00
Wisconsin	2	1,336,237.11	0.20	668,118.56	4.159	775	67.20	67.20
Oklahoma	1	1,151,800.66	0.17	1,151,800.66	3.875	777	74.41	74.41
Idaho	2	1,058,642.70	0.16	529,321.35	3.979	799	47.64	47.64
District of Columbia	1	1,038,467.86	0.16	1,038,467.86	3.875	784	80.00	80.00
Nevada	2	964,952.19	0.14	482,476.10	4.035	794	79.88	79.88
Wyoming	1	951,096.77	0.14	951,096.77	3.875	766	75.00	75.00
New Mexico	1	847,000.00	0.13	847,000.00	4.250	724	65.15	70.85
Hawaii	1	756,555.21	0.11	756,555.21	3.750	785	43.18	43.18
Nebraska	1	671,053.15	0.10	671,053.15	4.125	776	80.00	80.00
Indiana	1	647,242.99	0.10	647,242.99	4.125	749	76.47	76.47
Kentucky	1	603,110.18	0.09	603,110.18	3.875	778	80.00	80.00
New Hampshire	1	538,441.33	0.08	538,441.33	4.000	789	80.00	80.00
Ohio	1	534,418.17	0.08	534,418.17	3.875	766	80.00	80.00
Alabama	1	477,554.86	0.07	477,554.86	3.750	793	77.25	77.25
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
SAN FRANCISCO, CA	73	72,770,103.10	10.92	996,850.73	4.018	785	59.61	63.42
LOS ANGELES, CA	25	26,632,257.67	4.00	1,065,290.31	3.849	778	57.27	61.79
NEWTON, MA	22	19,253,378.27	2.89	875,153.56	3.938	776	63.52	64.99
NEW YORK, NY	13	13,966,729.46	2.10	1,074,363.80	4.007	758	59.39	60.67
BROOKLINE, MA	14	13,626,173.74	2.05	973,298.12	3.909	761	67.50	68.51
BOSTON, MA	18	13,220,430.54	1.98	734,468.36	3.876	783	64.69	65.94
DALLAS, TX	18	13,108,371.69	1.97	728,242.87	3.929	773	71.03	71.03
WELLESLEY, MA	13	11,905,389.61	1.79	915,799.20	3.939	766	62.50	63.17
LOS ALTOS, CA	9	8,888,786.16	1.33	987,642.91	3.916	785	53.15	53.15
MENLO PARK, CA	7	8,701,267.01	1.31	1,243,038.14	3.806	793	60.08	61.04
Other	565	464,052,517.44	69.66	821,331.89	3.948	774	63.88	66.07
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
180	13	10,359,426.21	1.56	796,878.94	3.447	771	62.09	62.09
240	4	2,421,767.47	0.36	605,441.87	3.770	783	63.94	63.94
300	1	708,303.01	0.11	708,303.01	4.250	790	36.06	36.06
360	759	652,635,908.00	97.97	859,862.86	3.956	776	63.10	65.41
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Stated Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
171-175	1	896,284.95	0.13	896,284.95	4.000	786	40.21	40.21
176-180	12	9,463,141.26	1.42	788,595.11	3.395	770	64.16	64.16
231-235	2	1,354,976.15	0.20	677,488.08	3.757	769	58.96	58.96
236-240	2	1,066,791.32	0.16	533,395.66	3.786	801	70.26	70.26
241-300	1	708,303.01	0.11	708,303.01	4.250	790	36.06	36.06
301-360	759	652,635,908.00	97.97	859,862.86	3.956	776	63.10	65.41
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	516	379,957,260.82	57.04	736,351.28	3.926	773	64.52	66.07
30	1	756,555.21	0.11	756,555.21	3.750	785	43.18	43.18
36	6	10,775,952.13	1.62	1,795,992.02	3.850	771	66.29	66.88
48	2	866,031.20	0.13	433,015.60	4.545	749	49.76	49.76
60	252	273,769,605.33	41.10	1,086,387.32	3.980	779	61.00	64.32
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
First Republic Bank	358	342,346,792.57	51.39	956,275.96	3.971	779	60.34	63.82
United Shore Financial Services, LLC.	50	40,922,111.11	6.14	818,442.22	3.950	779	66.15	67.80
Prime Lending	50	35,300,722.97	5.30	706,014.46	3.870	765	70.25	70.25
Other	319	247,555,778.04	37.16	776,036.92	3.925	772	65.29	66.27
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Retail	617	539,391,735.97	80.97	874,216.75	3.945	776	62.38	64.93
Broker	79	63,513,923.46	9.53	803,973.71	3.952	777	63.22	64.92
Correspondent	81	63,219,745.26	9.49	780,490.68	3.964	773	68.72	69.03
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Servicer	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
First Republic Bank	358	342,346,792.57	51.39	956,275.96	3.971	779	60.34	63.82
Cenlar FSB	414	320,797,931.45	48.16	774,874.23	3.923	772	65.96	66.93
PHH Mortgage Corporation	5	2,980,680.67	0.45	596,136.13	3.890	763	63.81	63.81
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
First Lien	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	653	557,900,274.79	83.75	854,364.89	3.940	776	65.66	65.66
Had Second Lien at Origination	124	108,225,129.90	16.25	872,783.31	3.987	774	49.65	63.55
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
March 2009	1	534,711.26	0.08	534,711.26	3.990	780	64.18	64.18
October 2009	1	895,704.40	0.13	895,704.40	3.990	777	49.63	49.63
September 2010	1	272,219.98	0.04	272,219.98	4.150	809	75.46	75.46
November 2010	5	7,757,231.44	1.16	1,551,446.29	4.419	777	39.54	40.90
December 2010	2	973,844.11	0.15	486,922.06	4.037	801	22.66	38.85
January 2011	1	55,385.67	0.01	55,385.67	4.600	820	22.38	29.63
February 2011	4	2,275,369.32	0.34	568,842.33	4.407	740	48.13	59.20
March 2011	1	411,997.42	0.06	411,997.42	4.700	710	48.70	75.00
May 2011	3	3,174,257.84	0.48	1,058,085.95	4.572	783	44.54	46.45
June 2011	2	1,341,344.13	0.20	670,672.07	4.270	781	60.88	60.88
July 2011	4	2,880,378.98	0.43	720,094.75	4.294	796	48.32	48.32
September 2011	3	1,825,246.60	0.27	608,415.53	4.006	800	39.74	43.26
October 2011	7	3,859,051.75	0.58	551,293.11	4.008	792	60.47	67.04
November 2011	8	4,041,834.14	0.61	505,229.27	4.006	786	60.75	63.64
December 2011	14	9,799,283.90	1.47	699,948.85	4.289	751	59.96	62.94
January 2012	3	3,043,115.16	0.46	1,014,371.72	4.291	782	70.19	70.19
February 2012	9	5,537,598.77	0.83	615,288.75	4.046	792	54.59	56.54
March 2012	16	7,824,864.84	1.17	489,054.05	4.105	763	59.46	64.44
April 2012	24	20,014,495.84	3.00	833,937.33	3.955	774	61.61	66.98
May 2012	27	23,901,697.99	3.59	885,248.07	4.017	772	63.10	64.55
June 2012	51	51,751,303.90	7.77	1,014,731.45	4.042	774	59.66	64.09
July 2012	50	47,277,111.43	7.10	945,542.23	3.983	777	60.99	64.12
August 2012	73	83,323,008.44	12.51	1,141,411.07	3.917	780	66.70	68.82
September 2012	84	77,156,244.24	11.58	918,526.72	3.929	783	58.21	62.30
October 2012	104	85,197,253.43	12.79	819,204.36	3.909	772	65.84	66.69
November 2012	261	204,899,289.71	30.76	785,054.75	3.871	774	66.05	67.08
December 2012	18	16,101,560.00	2.42	894,531.11	3.892	769	65.96	66.94
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

PRELIMINARY TERM SHEET

Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
August 2027	1	896,284.95	0.13	896,284.95	4.000	786	40.21	40.21
November 2027	4	3,407,481.04	0.51	851,870.26	3.338	772	55.47	55.47
December 2027	8	6,055,660.22	0.91	756,957.53	3.427	768	69.06	69.06
July 2032	1	637,598.92	0.10	637,598.92	3.625	802	75.00	75.00
August 2032	1	717,377.23	0.11	717,377.23	3.875	740	44.70	44.70
September 2032	1	739,454.52	0.11	739,454.52	3.625	804	74.80	74.80
October 2032	1	327,336.80	0.05	327,336.80	4.150	793	60.00	60.00
December 2032	1	708,303.01	0.11	708,303.01	4.250	790	36.06	36.06
April 2039	1	534,711.26	0.08	534,711.26	3.990	780	64.18	64.18
November 2039	1	895,704.40	0.13	895,704.40	3.990	777	49.63	49.63
November 2040	1	272,219.98	0.04	272,219.98	4.150	809	75.46	75.46
December 2040	4	7,048,928.43	1.06	1,762,232.11	4.436	776	39.89	41.39
January 2041	2	973,844.11	0.15	486,922.06	4.037	801	22.66	38.85
March 2041	4	1,994,312.32	0.30	498,578.08	4.363	745	46.45	59.28
April 2041	2	748,440.09	0.11	374,220.05	4.700	718	51.01	65.49
June 2041	2	1,221,097.76	0.18	610,548.88	4.526	774	44.70	49.65
July 2041	3	3,294,504.21	0.49	1,098,168.07	4.466	785	51.13	51.13
August 2041	5	3,857,780.26	0.58	771,556.05	4.296	799	46.23	46.23
October 2041	1	703,932.98	0.11	703,932.98	3.950	788	55.38	55.38
November 2041	7	4,225,663.69	0.63	603,666.24	3.976	800	49.41	54.95
December 2041	10	5,489,332.91	0.82	548,933.29	4.122	783	65.56	69.22
January 2042	12	9,028,135.76	1.36	752,344.65	4.276	752	58.90	63.24
February 2042	5	1,730,973.85	0.26	346,194.77	4.072	755	63.24	65.31
March 2042	8	6,349,405.34	0.95	793,675.67	4.112	791	61.75	63.45
April 2042	17	8,475,881.45	1.27	498,581.26	4.130	764	63.77	66.90
May 2042	21	15,132,332.76	2.27	720,587.27	3.930	775	64.57	68.14
June 2042	24	21,515,265.68	3.23	896,469.40	3.967	772	57.88	61.37
July 2042	44	43,511,939.94	6.53	988,907.73	4.059	778	62.24	66.04
August 2042	55	55,855,686.36	8.39	1,015,557.93	4.000	769	60.20	64.20
September 2042	63	71,992,899.13	10.81	1,142,744.43	3.918	781	66.39	68.29
October 2042	89	82,960,441.40	12.45	932,139.79	3.937	782	60.92	64.12
November 2042	107	90,594,441.36	13.60	846,677.02	3.915	774	64.60	66.36
December 2042	250	195,766,472.57	29.39	783,065.89	3.891	774	65.84	66.92
January 2043	21	18,461,560.00	2.77	879,121.90	3.878	767	64.93	65.97
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Current	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Never Delinquent	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32
Total	777	666,125,404.69	100.00	857,304.25	3.947	776	63.06	65.32

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